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                                                                    EXHIBIT 10.1

             SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

         THIS SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of December 17, 2001, by and among Excalibur Holdings, Inc., a Texas corporation (the "COMPANY"), Seneca Capital, L.P., a Delaware limited partnership ("SENECA LP"), Seneca Capital International, Ltd., a corporation organized under the laws of the Cayman Islands ("SENECA INTERNATIONAL") (who are collectively referred to as "SENECA" or the "INVESTORS").

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.       AUTHORIZATION OF SECURITIES.

         1.1. AUTHORIZATION OF SERIES A PREFERRED STOCK. The Company shall authorize the number of shares of Series A Convertible Preferred Stock, $.001 par value per share (the "SERIES A PREFERRED STOCK"), as provided herein, which shall be entitled to the preferences, rights and benefits set forth in the Company's Statement of Resolution Establishing a Series of Shares, which has been filed with the Secretary of State of the State of Texas in the form set forth in EXHIBIT A attached hereto (the "STATEMENT OF RESOLUTION"). The Series A Preferred Stock shall be convertible into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), as set forth in the Statement of Resolution.

         1.2. RESERVATION OF CONVERSION SHARES. The Company shall authorize and reserve a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion and purchase of the holders of the Series A Preferred Stock and the rights of exercise, conversion, and purchase of the holders of the Warrants (as defined herein). Any shares of Common Stock issuable upon conversion of the Series A Preferred Stock, when issued, shall be referred to as "CONVERSION SHARES."

         1.3. COLLATERAL AGREEMENTS. The Company, the Investors and certain named shareholders of the Company will also enter into a Registration Rights Agreement referred to in Section 7.9 (the "REGISTRATION RIGHTS AGREEMENT"), a Co-Sale Agreement referred to in Section 7.10 (the "CO-SALE Agreement") and a Warrant Certificate referred to in Section
         2.2 (the "WARRANT CERTIFICATE"). The Registration Rights Agreement, the Co-Sale Agreement, and the Warrant Certificate are referred to collectively as the "COLLATERAL AGREEMENTS."

2. SALE AND PURCHASE OF SHARES OF SERIES A PREFERRED STOCK AND WARRANTS.

         2.1. SERIES A PREFERRED STOCK. Subject to the terms and conditions hereof, the Company agrees to sell to the Investors, and each of the Investors severally agrees to purchase from the Company in accordance with this Agreement, for cash, the number of shares of Series A Preferred Stock set forth opposite such Investor's name on SCHEDULE 1 under the column entitled "Series A Preferred Stock" at a purchase price of $0.75 per share (the "PURCHASE COMMITMENT"). The Company's agreement with each Investor is a separate agreement, and the sale of Series A Preferred Stock to each Investor is a separate sale.

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         2.2. WARRANTS. Additionally, on the Closing Date, for no additional consideration, the Company will grant each Investor warrants (the "WARRANTS") to purchase the number of shares of Series A Preferred Stock set forth opposite such Investor's name on SCHEDULE 1 under the column entitled "Warrants" at an exercise price of $1.00 per share. The form of the Warrant Certificate is attached hereto as EXHIBIT F.

3. CLOSING.

         3.1. CLOSING DATE AND TIME. The closing of the purchase of the Series A Preferred Stock described herein shall take place at the offices of Oppenheimer Wolff & Donnelly LLP, 840 Newport Center Drive, Suite 700, Newport Beach, California, 92660, at 10:00 a.m., California time, on or about December 17, 2001, or as soon as practicable thereafter (the "CLOSING"), or at such other place or different time or day as may be mutually acceptable to the Investors and the Company, provided that (a) $750,000 of Series A Preferred Stock is purchased by the Investors in the aggregate at the Closing and (b) all other conditions to the Closing, as provided in this Agreement, have been met to the reasonable satisfaction of, or waived by, the Investors. The date and time on which the Closing occurs shall be referred to as the "CLOSING DATE."

         3.2. DELIVERIES. On the Closing Date, the Company shall deliver to each of the Investors (i) stock certificate(s) for the number of shares of Series A Preferred Stock being purchased by such Investor, which shares shall be registered in the Investor's name or as otherwise designated by the Investor and (ii) Warrant Certificate(s) for the number of Warrants being purchased by such Investor. At the Closing, each Investor shall pay to the Company the purchase price for the Purchase Commitment set forth on SCHEDULE 1 by wire transfer in immediately available funds or any other payment method acceptable to the Company.

4. USE OF PROCEEDS. The Company shall use the proceeds from the transactions contemplated hereby for working capital and other corporate purposes in a manner duly authorized by the Board of Directors of the Company (the "BOARD"), after giving effect to the provisions of Section 8.6 of this Agreement, regarding the new member of the Board.

5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. To induce each of the Investors to enter into this Agreement and to purchase the Series A Preferred Stock and the Warrants set forth herein, the Company hereby represents and warrants the following to each Investor as of the Closing Date:

         5.1. ORGANIZATION, STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as it is now being conducted.

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         5.2. GOVERNING INSTRUMENTS. The copies of the Articles of Incorporation
         (including the Statement of Resolution) and the Bylaws of the Company, and all amendments thereto (collectively, the "CHARTER DOCUMENTS"), delivered to legal counsel for the Investors prior to the execution of this Agreement, are true and complete copies of the duly and legally adopted Charter Documents in effect as of the date of this Agreement, and no action has been taken or authorized to (i) amend any Charter Document (other than in connection with the Statement of Resolution) or
         (ii) to liquidate the Company.

         5.3. SUBSIDIARIES, ETC. SCHEDULE 5.3 sets forth each corporation, partnership, limited liability company, joint venture, association or other business enterprise in which the Company has a direct or indirect equity or ownership interest, controlling or otherwise (each a "SUBSIDIARY"). Except as set forth on SCHEDULE 5.3, the Company does not have any direct or indirect equity or ownership interest, controlling or otherwise, in any corporation, partnership, limited liability company, joint venture, association or other business enterprise. The Company is the record holder of all outstanding shares of capital stock or other equity interests of each Subsidiary. The representations and warranties of this Section 5, except as to Sections 5.5, 5.6, 5.7 and 5.8, shall apply to each Subsidiary.

         5.4. QUALIFICATION. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction listed on SCHEDULE 5.4. The Company has not failed to qualify or be licensed or domesticated in any jurisdiction in which the failure to so qualify or be licensed or domesticated would have a material adverse effect upon the business, prospects, assets, properties, or financial condition of the Company (a "MATERIAL ADVERSE EFFECT").

         5.5. CORPORATE ACTS AND PROCEEDINGS. This Agreement and the Collateral Agreements have been duly authorized by all necessary corporate action on behalf of the Company, have been duly executed and delivered by authorized officers of the Company, are legal, valid, and binding agreements on the part of the Company and are enforceable against the Company in accordance with their respective terms. All corporate actions necessary for the authorization, issuance and delivery of the Warrants and the authorization, creation, reservation and issuance of the Series A Preferred Stock and the Conversion Shares contemplated hereunder have been taken by the Company.

         5.6. CAPITAL STOCK. Immediately prior to the Closing, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 9,445,000 shares are issued and outstanding; 1,650,000 shares of Series A Preferred Stock, none of which are issued and outstanding, and 3,350,000 shares of undesignated preferred stock, par value $.001 per share. A list of shareholders by name, number of shares and percentage ownership (on an as-if converted to Common Stock basis), both before and after the Closing is completed, is set forth in
         SCHEDULE 5.6. All of the outstanding shares of capital stock of the Company were duly authorized, validly issued, are fully paid and nonassessable, and have been issued in compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and from the registration and qualification requirements of all applicable state securities laws.

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                  5.6.1. There are no outstanding subscriptions, options,
                  warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than as provided in this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company, except as set forth in SCHEDULE 5.6. Sufficient shares of Common Stock and Series A Preferred Stock are reserved for issuance upon exercise, conversion or otherwise, of the obligations set forth in SCHEDULE 5.6 and the Warrants. Neither the offer nor the issuance or sale of the Series A Preferred Stock constitutes an event, under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

                  5.6.2. Except as set forth on SCHEDULE 5.6, this Agreement, and the Collateral Agreements, no holder of any securities of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company, either as a result of this Agreement or any prior transactions; provided, however, that nothing in this Section
                  5.6 shall affect, alter or diminish any right granted to the Investors in this Agreement or the Collateral Agreements.

         5.7. VALID ISSUANCE. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements and to perform its obligations hereunder, thereunder, and under the Statement of Resolution, and to issue the Series A Preferred Stock, the Warrants, and the Conversion Shares. The Series A Preferred Stock and the Warrants, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Sections 6.2 and 11 hereof, the Collateral Agreements and the Statement of Resolution. The Conversion Shares have been reserved for issuance upon conversion of the Series A Preferred Stock and, when issued upon conversion of the Series A Preferred Stock in accordance with the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Sections 6.2 and 11, the Collateral Agreements and the Statement of Resolution.

         5.8. FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 5.8 are complete and correct copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (a) the audited balance sheet as of December 31, 2000 of AeroWeld, Inc., an Oklahoma corporation ("AEROWELD") which sold substantially all of its assets to a Subsidiary of the Company and the related audited statements of income and cash flows for the fiscal year ended December 31, 2000, (b) the unaudited balance sheet as of September 30, 2001 (the "BALANCE SHEET DATE") of AeroWeld and the related unaudited statements of income and cash flows for the nine month period ended September 30, 2001, (c) the audited balance sheet as of December 31, 2000 of Excalibur Steel, Inc., an


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         Oklahoma corporation ("EXCALIBUR STEEL") which merged with and into a
         Subsidiary of the Company and the related audited statements of income and cash flows for the fiscal year ended December 31, 2000, (d) the unaudited balance sheet as of the Balance Sheet Date of Excalibur Steel and the related unaudited statements of income and cash flows for the nine month period ended September 30, 2001 (AeroWeld and Excalibur Steel are collectively referred to as the "ACQUISITION COMPANIES"), and
         (e) the unaudited consolidated balance sheet of the Company as of November 25, 2001. The Financial Statements present fairly the financial position of each of the respective Acquisition Companies, as of such dates and the results of operations and statement of cash flows for the period covered thereby (subject, in the case of the internal financial statements, to year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as to the interim financial statements, which are subject to normal year-end adjustments, and the absence of footnotes thereto. Except as disclosed in the Financial Statements, since the Balance Sheet Date, there has been no material adverse change in the business or condition, financial or otherwise, operations, or prospects of the Company.

         5.9. LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as set forth on
         SCHEDULE 5.9, There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties or business, or any officer or director of the Company in their capacity as such, which, if successful, would have a Material Adverse Effect, and the Company is not aware of any facts which are reasonably expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality, which default would have a Material Adverse Effect.

         5.10. COMPLIANCE WITH APPLICABLE LAWS AND OTHER INSTRUMENTS. The properties, business and operations of the Company have been and are being conducted in compliance with all applicable laws, rules, regulations, decrees, injunctions, judgments, orders, rulings, awards, settlements, and writs of all governmental authorities, except where the failure to comply therewith would not have a Material Adverse Effect. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement and the Collateral Agreements nor the consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or passage of time, (i) violate any applicable law, rule, regulation, judgment, injunction, order, or decree applicable to the Company, (ii) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, or (iii) conflict with or violate the Charter Documents. The Company is not in violation of its Charter Documents nor is the Company in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for defaults that do not and will not have a Material Adverse Effect on the Company. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement or the Collateral Agreements.

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         5.11. SECURITIES LAWS. Subject to the accuracy of the representations of the Investors in Section 6, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement and the Collateral Agreements, the consummation of the transactions contemplated hereby or thereby, or the offer, issuance, sale or delivery of the Series A Preferred Stock and the Warrants, other than (i) the filing of a Form D pursuant to Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the qualification thereof, if required, under applicable state securities laws which qualification has been or will be effected and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Securities and Exchange Commission (the "COMMISSION") and filings pursuant to state securities laws. The Company has not, directly or through an agent, offered the Series A Preferred Stock, the Warrants, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investors and other accredited investors. Subject to the accuracy of the representations of the Investors in Section 6, under the circumstances contemplated by this Agreement, the offer, issuance, sale and delivery of the Series A Preferred Stock and the Warrants will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

         5.12. OUTSTANDING INDEBTEDNESS. Except for the promissory notes and other indebtedness set forth on SCHEDULE 5.12, the Company does not have any indebtedness incurred as the result of any borrowing of money, including, but not limited to, indebtedness with respect to trade accounts, other than indebtedness incurred in the ordinary course and not exceeding $50,000 individually or in the aggregate. The Company is not in default in the payment of the principal of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         5.13. CONTRACTS.

                  5.13.1. Prior to the execution of this Agreement, the Company has delivered to legal counsel for the Investors, SCHEDULE
                  5.13 containing a detailed list of the Company's material contracts, specifically referring to this Section 5.13 and identifying such contracts in accordance with the following subsections:

                           (a) true and complete description of all real properties owned by the Company;

                           (b) each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property (including any agreement related to the purchase or sale of such assets);

                           (c) each lease of personal property involving payments remaining to or from the Company in excess of $50,000;

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                           (d) each agreement granting voting rights,
                           registration rights, first negotiating rights or preemptive rights to a third party; and

                           (e) any other agreement or group of related agreements the performance of which involves consideration greater than $50,000.

                  5.13.2. Prior to the Closing, the Company shall provide legal counsel for the Investors with a true and complete copy of each document referred to on such schedule which such counsel requests to examine.

                  5.13.3. The Company is in compliance with all of its obligations, has not defaulted, and is not in default under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or its property is otherwise bound, except to the extent such default does not and will not a have a Material Adverse Effect. All agreements referred to in SCHEDULE 5.13 are in effect and enforceable against the Company according to their respective terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. To the Company's knowledge, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default in any respect thereunder.

         5.14. ACCOUNTS RECEIVABLE. To the Company's knowledge, all accounts receivable of the Company referenced in the Financial Statements (except such accounts receivable as have been collected since such date) are valid and enforceable claims, except to the extent that they are included in the reserves for doubtful accounts, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no valid defense or offsets except routine customer complaints or warranty demands of an immaterial nature. The Company does not believe that its uncollectible accounts will exceed the reserves for doubtful accounts.

         5.15. LICENSES. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (i) are necessary for it to engage in the business currently conducted by it, and (ii) if not possessed by the Company, would have a Material Adverse Effect. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company presently proposes to conduct. A list of all material licenses, permits, approvals and similar rights currently in effect is set forth in
         SCHEDULE 5.15.

         5.16. TITLE TO PROPERTIES AND ENCUMBRANCES. Except with respect to real and personal property leased pursuant to lease agreements, the Company has good and marketable title to all of its properties and assets, except for property disposed of in the ordinary course of business, which properties and assets are not subject to any mortgage, pledge,


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         lease, lien, charge, security interest, encumbrance or restriction, except (i) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings or (ii) minor imperfections of title, if any, not material in nature or amount and not materially (x) detracting from the value or impairing the use of the property subject thereto or (y) impairing the operations or proposed operations of the Company and its subsidiaries, including, without limitation, the ability of the Company or its subsidiaries to secure financing using such properties and assets as collateral.

         5.17. TAX RETURNS AND AUDITS. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed, has paid or made provision for the payment of all taxes shown to be due and all additional assessments where any nonpayment would result in a Material Adverse Effect. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. No additional assessments or adjustments are pending or threatened against the Company or its assets for any period, nor is there any basis for any such assessment or adjustment.

         5.18. RETIREMENT PLANS. Except as set forth in SCHEDULE 5.18, the Company does not have any retirement plan in which any employee of the Company participates that is subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and of the regulations adopted pursuant thereto ("ERISA").

         5.19. ENVIRONMENTAL AND SAFETY LAWS. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except violations which would not have a Material Adverse Effect, and no material expenditures are or are reasonably anticipated to be required in order to comply with any such existing statute, law or regulation. To the Company's knowledge, during the period that the Company has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities, and (ii) other than normal office products and cleaning supplies, it has not used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. For purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET. SEQ. as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste, which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, ET. SEQ.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET. SEQ.; (4) the Toxic Substance Control Act, 15 U.S.C. Section 2601, ET. SEQ.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651, ET. SEQ.; (6) regulations promulgated under any of the above statutes; or
         (7) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

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         5.20. TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE
         5.20, no director, officer, employee or shareholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental or real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

         5.21. NO BROKERS OR FINDERS. Except as set forth on SCHEDULE 5.21, no person, firm or corporation has or will have, as a result of any contractual undertaking by the Company, any right, interest or valid claim against the Company or any Investor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement or any of the Collateral Agreements. The Company will defend, indemnify and hold the Investors harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable, other than as set forth on
         SCHEDULE 5.21.

         5.22. REGISTRATION RIGHTS. Except as set forth in SCHEDULE 5.22 and as contemplated by this Agreement and the Collateral Agreements, the Company has not agreed to register any of its authorized or outstanding shares of its capital stock under the Securities Act other than the Conversion Shares. The holders of the Series A Preferred Stock shall be entitled to registration rights pursuant to the terms and conditions specified in the Registration Rights Agreement.

         5.23. DISCLOSURE. Neither this Agreement nor any Collateral Agreement nor any other agreement or schedule entered into or delivered pursuant to this Agreement or and Collateral Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

6. REPRESENTATIONS OF THE INVESTORS. Each of the Investors severally represents the following to the Company with respect to such Investor:

         6.1. INVESTMENT INTENT. The shares of Series A Preferred Stock and the Conversion Shares into which such shares may be converted being acquired by such Investor are being purchased for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Such Investor has no current plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction in any way of such Investor's risk of ownership by short sale or otherwise, or other


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         disposition, directly or indirectly of the Series A Preferred Stock or
         Warrants being acquired by such Investor pursuant to this Agreement or the Conversion Shares into which such shares may be converted. Such Investor is able to bear the economic risk of its investment and has the knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks (including tax considerations) of its investment, including the high degree of risk of loss of such Investor's entire investment herein.

         6.2. RESTRICTIONS ON RESALE, RULE 144. Each Investor understands that the shares of Series A Preferred Stock have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and/or Rule 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by each Investor. Each Investor further understands that the Series A Preferred Stock may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. Each Investor also understands that the Conversion Shares and any shares of capital stock acquired by it pursuant to Section 8.7 hereof will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of each Investor. As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the Series A Preferred Stock. Each Investor understands (i) that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission, (ii) that the Company has made no commitment to become eligible for Rule 144 (although the Company is subject to the covenants in Section 8.11) and
         (iii) that in any event an Investor may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such shorter period as the Commission may hereafter adopt) after such Investor has acquired such securities. Each Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

         6.3. LOCATION OF PRINCIPAL OFFICE, QUALIFICATION AS AN ACCREDITED INVESTOR, ETC. The state in which each Investor's principal office (or domicile, if such Investor is an individual) is located is the state set forth in such Investor's address on SCHEDULE 1. Each Investor by execution of this Agreement hereby represents that he, she or it qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. Each Investor (i) is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the loss of its entire investment in the Series A Preferred Stock and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement. If other than an individual, each Investor also represents either (a) that it has not been organized solely for the purpose of acquiring the Series A Preferred Stock or Conversion Shares, or (b) that if it has been organized solely for the purpose of acquiring the Series A Preferred Stock or Conversion Shares, all of its holders of equity interests are "accredited investors" for purposes of Regulation D promulgated under the Securities Act.

         6.4. ACTS AND PROCEEDINGS. Each Investor has full power and authority to enter into and perform under this Agreement and all Collateral Agreements in accordance with their respective terms. This Agreement and all Collateral Agreements have been duly authorized by all necessary action on the part of each Investor, have been duly executed and delivered by each such Investor, and are valid and binding agreements of each such Investor and enforceable against each such Investor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Collateral Agreements to be executed by each Investor and compliance with their provisions by each Investor will not violate any provision of law by which such Investor is bound and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its organizational documents (each as amended to date) or any indenture, lease, agreement or other instrument to which the Investor is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Investor.

         6.5. EXCULPATION AMONG INVESTORS. Each Investor acknowledges that in making the decision to invest in the Company, such Investor is not relying on any other Investor or upon any person, firm or company, other than the Company and its officers, employees and/or directors. Each Investor agrees that no other Investor, nor the partners, employees, officers or controlling persons of any other Investor, shall be liable for any actions taken by such Investor, or omitted to be taken by such Investor, in connection with such investment.

         6.6. DISCLOSURE OF INFORMATION. The Investor represents that the Company has made available to such Investor at a reasonable time prior to the execution of this Agreement sufficient and satisfactory opportunity to ask questions and receive answers from the Company's management concerning the Company's business, management and financial affairs, the terms and conditions of the offering of the Series A Preferred Stock and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Investor. The Investor has reviewed the representations concerning the Company contained in this Agreement and the Collateral Agreements. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investors to rely thereon.

         6.7. LEGEND; STOP TRANSFER. The Series A Preferred Stock, and any Conversion Shares issued upon conversion thereof, shall bear a legend substantially similar to that set forth in Section 11.3. The Company shall make a notation regarding the restrictions on transfer of the Series A Preferred Stock and any such Conversion Shares in its books and the Series A Preferred Stock and any such Conversion Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel satisfactory to the Company that such registration is not required.

         6.8. NO BROKERS OR FINDERS. Except as set forth on SCHEDULE 5.21, no person, firm or corporation has or will have, as a result of any contractual undertaking by any Investor, any right, interest or valid claim against such Investor or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Each responsible Investor will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable, except those disclosed on SCHEDULE 5.21.

7. CONDITIONS OF EACH INVESTOR'S OBLIGATION. The obligation of each Investor to purchase the Series A Preferred Stock on the Closing Date is subject to the fulfillment or waiver by such Investor prior to or on such Closing Date of the conditions set forth in this Section 7. In the event that any such condition is not satisfied to the reasonable satisfaction of any Investor, then such non-satisfied Investor shall not be obligated to proceed with the purchase of such securities.

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of such date.

         7.2. STATEMENT OF RESOLUTION. As of the Closing Date, the Statement of Resolution, as adopted by the Board, shall have been filed with the Secretary of State of the State of Texas in the form set forth in EXHIBIT A, with evidence of such filing tendered on the Closing Date.

         7.3. COMPLIANCE WITH AGREEMENTS. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement and the Collateral Agreements to be performed and complied with by it prior to or as of the Closing Date.

         7.4. CERTIFICATE OF OFFICERS. The Company shall have delivered to the Investors a certificate, dated as of the Closing Date, executed by the Secretary of the Company, certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2, 7.3, 7.7 and 7.8.

         7.5. OPINION OF COMPANY COUNSEL. The Company shall have delivered to each Investor an opinion, satisfactory to each of the Investors, from counsel for the Company, dated as of the Closing Date, substantially in the form attached as EXHIBIT C hereto.

         7.6. SUPPORTING DOCUMENTS. Legal counsel for the Investors shall have received the following:

                  7.6.1. a copy of resolutions of the Board authorizing and approving the Series A Preferred Stock and the Warrants, and authorizing and approving the execution, delivery and performance of this Agreement and the Collateral Agreements, including the issuance of the Series A Preferred Stock and the Warrants to the Investors, such resolutions to be certified by the Secretary of the Company;

                  7.6.2. a Certificate of Incumbency executed by the Treasurer of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement and further certifying that the Charter Documents of the Company delivered to legal counsel for the Investors at the time of the execution of this Agreement have been validly adopted and have not been amended or modified;

                  7.6.3. such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Investors may reasonably request, including documentation effecting the election of the new Board in accordance with Section 8.6 of this Agreement; and

                  7.6.4. a good standing certificate for the Company, issued by the Secretary of State of the State of Texas within five (5) days of the Closing.

         7.7. QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required, if any, under state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Series A Preferred Stock and the Warrants to the Investors at the Closing shall have been obtained or will be obtained by the Company in compliance with such laws.

         7.8. EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. As of the Closing Date, each of the Company's officers shall have entered into an employee non-competition, proprietary information and inventions assignment agreement with the Company in the form set forth in EXHIBIT B.

         7.9. REGISTRATION RIGHTS AGREEMENT. As of the Closing Date, the Registration Rights Agreement shall have been executed and delivered in the form attached hereto as EXHIBIT D.

         7.10. CO-SALE AGREEMENT. As of the Closing Date, the Co-Sale Agreement shall have been executed and delivered in the form attached hereto as EXHIBIT E.

         7.11. DELIVERY OF SECURITIES. As of the Closing Date, the Investors shall have received certificates evidencing the Series A Preferred Stock and the Warrants issued pursuant to this Agreement.

         7.12. BOARD VACANCY FOR SERIES A PREFERRED DIRECTOR. As of the Closing Date, there shall be a vacancy on the Board to be filled by the Series A Preferred Director.

8. AFFIRMATIVE COVENANTS OF THE COMPANY. Subject to the provisions of Section 12, the Company covenants and agrees as follows:

         8.1. CORPORATE EXISTENCE. The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any government authority where failure to so comply would have a Material Adverse Effect on the Company or its business or operations.

         8.2. BOOKS OF ACCOUNT AND RESERVES. The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with GAAP. The Company will employ certified public accountants from a national firm as (a) selected by the Board who are "independent" within the meaning of the accounting regulations of the Commission and (b) approved by the Series A Preferred Director (as defined in and subject to the terms and conditions of Section 8.6 of this Agreement), which approval shall not be withheld unreasonably (the "ACCOUNTANTS"). Commencing with the year ending December 31, 2001, the Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants.

         8.3. FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. The Company will:

                  8.3.1. deliver the following quarterly financial statements to each Investor continuing to own 200,000 shares of Series A Preferred Stock (or equivalent number of Conversion Shares, subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes effected after the Closing Date) (each such Investor a "MAJOR INVESTOR") as soon as available but in any event within forty-five (45) days after the end of each of the first three
                  (3) quarters of each fiscal year of the Company: an unaudited balance sheet of the Company, together with the related statements of operations, retained earnings and cash flow statements for such quarter (provided, however, that such statements need not include footnotes, but otherwise shall comply with GAAP), which financial statements shall compare the financial information contained therein with the Company's annual operating plan and budget for such period;

                  8.3.2. deliver the following audited annual financial statements to each Major Investor as soon as available but in any event within one-hundred five (105) days after the end of each fiscal year: a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, retained earnings and cash flow statements for such fiscal year, all in reasonable detail and duly certified by the Accountants, who shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                  8.3.3. upon the reasonable request of any Major Investor, deliver the following monthly financial statements to such Major Investor, as soon as available, but in any event within thirty (30) days after the close of each month: an unaudited balance sheet of the Company as of the end of such month, together with the related statements of operations for each such month, and on a year to date basis (provided, however, that such statements need not comply with GAAP), which balance sheets and statements of operations shall compare the financial information contained therein with the Company's annual operating plan and budget for such period;

                  8.3.4. upon the reasonable request of any Major Investor, deliver the following: (a) an operating plan and budget for the current or upcoming fiscal year, and (b) an update on the Company's actual performance against the plan and budget for any month or fiscal quarter;

                  8.3.5. deliver to each Major Investor, with reasonable promptness, such other financial information and projections relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time any such Major Investor may reasonably request; and

                  8.3.6. deliver to each Major Investor within seven (7) days after the Company learns of the commencement or written threats of the commencement of any lawsuit, legal or equitable, or of any administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding.

         8.4. INSPECTION. The Company will permit each Major Investor, or any other representative designated by each such Major Investor and reasonably satisfactory to the Company, to visit and inspect, at such Major Investor's expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, all to such reasonable extent and at such reasonable times and intervals as such Major Investor may reasonably request; provided, however, that each Major Investor's foregoing rights are limited to exercising such rights only for purposes related to such Major Investor's stock ownership in the Company and nothing herein will require the Company to take action or provide information (i) that is subject to attorney-client privilege, (ii) for or to a party with which the Company is at the time engaged in a dispute or litigation, (iii) that would cause the Company to breach a confidentiality agreement with a third party or (iv) for or to any party that the Company reasonably deems to be a competitor of the Company. Each Major Investor shall maintain, and shall require its representatives to maintain, all confidential information obtained from the Company on a confidential basis. The Company shall cause each Major Investor and its representatives who have obtained confidential information from the Company to execute the Company's standard form of nondisclosure agreement

         8.5. SUBSIDIARIES. The Company shall cause each Subsidiary to comply with the applicable covenants set forth in this Section 8.

         8.6. SERIES A PREFERRED DIRECTOR. The Holders shall appoint the initial Series A Preferred Director (as defined in the Statement of Resolution) as soon as practicable after the date of this Agreement. The Company shall pay for the reasonable out-of-pocket expenses incurred by the Series A Preferred Director when conducting the Company's business, including attending meetings of the Board and its committees.

         8.7. RIGHT OF FIRST REFUSAL. In the event that the Company proposes to issue any additional shares of its capital stock or other equity securities, other than through a registered public offering under the Securities Act, each holder of shares of Series A Preferred Stock (collectively, the "HOLDERS") shall have a right of first refusal on the terms and conditions specified herein. For purposes of this Section 8.7, a Holder may, at any time, transfer or assign its right of first refusal to (i) any investment fund, partnership, limited liability company or entity managed or controlled by, or under common control with, or any other Affiliate of, such Holder or (ii) to any party acquiring at least twenty-five thousand (25,000) shares of the Series A Preferred Stock or the Common Stock equivalent (subject to appropriate adjustment for any stock dividends, stock splits, subdivisions, reorganizations and other capitalization changes effected after the Closing Date). Each Holder shall have a right of first refusal, for a period of thirty (30) days after notice from the Company, to purchase all or any portion of such additional shares of such capital stock or other equity securities to maintain such Holder's pro rata ownership in the Company. The purchase price for such additional shares of capital stock under this right of first refusal shall be the price offered to or proposed to be paid to the Company by any purchasers. Each Holder shall have the right to purchase its Pro Rata Share (as defined herein) of any additional shares of capital stock, subject to increase if any other Holder of such right of first refusal elects not to participate. "PRO RATA SHARE" shall be determined by multiplying the total number of additional shares of capital stock or other equity securities subject to this Section 8.7 by a fraction, the numerator of which shall be the number of shares of Series A Preferred Stock or Common Stock owned by such holder of the right of first refusal, assuming conversion or exercise, as the case may be, of all outstanding convertible securities, options and warrants then held by such holder of the right of first refusal; and the denominator of which shall be the total number of shares of capital stock of the Company outstanding, assuming conversion or exercise, as the case may be, of all outstanding convertible securities, options and warrants. Failure to respond in writing to the Company's written notice of such sale, within the thirty
         (30) day period shall be deemed to be a waiver of this right of first refusal.

         The above rights of first refusal shall not apply to any additional shares of capital stock (a) issuable upon conversion of any of the Company's outstanding convertible securities (including, without limitation, any class or series of Series A Preferred Stock), (b) issued to employees, directors, consultants, advisors or management of the Company, or issuable upon exercise of stock options granted to such employees, consultants, advisors and management in each case pursuant to stock-based compensation plans, all out of the Option Pool (as defined in the Statement of Resolution) or such other shares that are issued to employees and are approved by the Board and the Holders of a majority of the then outstanding Series A Preferred Stock, (c) issued or issuable by way of stock split or stock dividend or similar capital modification, (d) issued in connection with any merger, acquisition or other reorganization approved by the Board, (e) issued upon authorization of the Board in connection with strategic corporate partnering arrangements or pursuant to business conducted by the Company with customers, suppliers or lessors, as approved by the Board and the Series A Preferred Director, (f) in connection with financing transactions approved by the Board and the Holders of a majority of the then outstanding Series A Preferred Stock, or (g) with respect to which the Company has obtained a written waiver of the application of this

         Section 8.7 signed by the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock. For purposes of such right of first refusal, the issuance by the Company of any warrant or right to purchase or subscribe to another security, or the issuance of a security which gives the holder a present or future right or privilege to convert the security into another security, shall be deemed to include the issuance of the underlying security at the time of the issuance of the warrant or right or convertible security and subject to the right of first refusal, but the exercise of the right to purchase or subscribe or to convert shall not be deemed an additional "issuance" subject to such right of first refusal.

         8.8. KEY-MAN AND OTHER INSURANCE. The Company shall procure and maintain key-man life insurance, with the Company named as beneficiary on the life of each of William S. H. Stuart and Matthew C. Flemming, in the amount of $1 million and on such terms and conditions as determined by the Board.

         8.9. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Conversion Shares, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

         8.10. NONDISCLOSURE AND DEVELOPMENTS AGREEMENT. The Company shall obtain, and shall cause its Subsidiaries to obtain, a nondisclosure and inventions developments agreement containing terms substantially similar to the form of EXHIBIT B, from all future officers, directors, employees and consultants who will have access to confidential information of the Company or any of its Subsidiaries, upon commencement of their association with the Company or any of its Subsidiaries.

         8.11. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to do the following and to cause the Public Company (as defined in the Statement of Resolution) to do the following:

                  8.11.1. make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after ninety (90) days after the Reorganization (as defined in the Statement of Resolution) or the effective date of as Qualified Public Offering (as defined in the Statement of Resolution);

                  8.11.2. take such action, including the voluntary registration of its Common Stock (or the Public Company Common Stock) under
                  Section 11 of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), as is necessary to enable the Investors to utilize Form S-3 for the sale of their Registrable Securities (as defined in the Registration Rights Agreement), such action to be taken as soon as practicable after the end of the fiscal year in which the Reorganization occurs or a Qualified Public Offering is declared effective, whichever occurs first;

                  8.11.3. file with the Commission in a timely manner all reports and other documents required of the Company (or the Public Company) under the Securities Act and the 1934 Act; and

                  8.11.4. furnish to any Investor, so long as the Investor owns any Registrable Securities (as defined in the Registration Rights Agreement), forthwith upon request (i) a written statement by the Company (or the Public Company) that it has complied with the reporting requirements of Commission Rule 144 (at any time after ninety (90) days after the Reorganization or the effective date of a Qualified Public Offering, whichever occurs first), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company (or the Public Company) and such other reports and documents so filed by the Company (or the Public Company), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

9. RESERVATION OF CONVERSION SHARES. The Company further covenants and agrees that the Company will at all times have and maintain authorized and reserved a sufficient number of its shares of Common Stock for the purpose of issuance upon the conversion of the Series A Preferred Stock in accordance with the Statement of Resolution.

10. COVENANT BREACHES.

         10.1. COVENANT BREACHES. Each of the following events shall be a breach of covenant (a "COVENANT BREACH") for purposes of this Agreement:

                  10.1.1. if any representation or warranty made by or on behalf of the Company in this Agreement, in any Collateral Agreement, or in any certificate, report or other document delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of such date made; provided, however, that a Covenant Breach shall be deemed not to have occurred only with respect to such facts or circumstances that are susceptible of correction by the Company without causing a Material Adverse Effect on the Company or a material adverse effect on the value of the Series A Preferred Stock, the Warrants or the Conversion Shares or the rights and remedies of the Investors in connection with any of the foregoing or under this Agreement or any of the Collateral Agreements, if such facts or circumstances are corrected within thirty (30) days after written demand for correction made to the Company by the holder of any Series A Preferred Stock; or

                  10.1.2. if the Company breaches in the due and punctual performance or observance of any covenant or agreement contained in this Agreement or the Statement of Resolution and such breach continues for a period of fifteen (15) days after written notice thereof to the Company by the holder of any Series A Preferred Stock; provided, however, that a Covenant Breach shall not be deemed to have occurred if, (a) at the end of such 15-day period, the Company advises each Investor in writing that (i) the Company is diligently attempting to cure such breach, (ii) the existence of such breach is not causing and will not cause a Material Adverse Effect on the Company or the Investors' rights under the Registration Rights Agreement, and (iii) such breach is curable within the next thirty (30) days and (b) such breach is cured within such thirty (30) day period.

         10.2. REMEDIES UPON COVENANT BREACHES. Upon the occurrence of a Covenant Breach, unless such Covenant Breach shall have been waived in the manner provided in Section 13.1 or cured prior to the exercise of the remedies set forth in this Section, then unless this Agreement or an applicable Collateral Agreement provides that the aggrieved party may seek injunctive, judicial or other relief, the parties agree to negotiate in good faith for a period of thirty (30) days commencing on the date such Covenant Breach is deemed to have occurred pursuant to
         Section 10.1 to resolve any dispute arising out of or relating to this Agreement or the formation, breach, termination or validity thereof (a "DISPUTE"). If the parties cannot timely resolve the Dispute, the parties agree that it will be resolved in federal or New York state courts located in New York, New York. Each party agrees that all actions which arise out of or relate to this Agreement shall be brought, and each party irrevocably consents to exclusive jurisdiction in, federal or New York state courts located in New York, New York. Each party hereby waives all rights to a trial by jury in any action arising our of or relating to this Agreement.

         10.3. NOTICE OF COVENANT BREACHES. If any Investor shall give any notice in respect of a claimed Covenant Breach, the Company shall forthwith give written notice thereof to all other holders of shares of the Series A Preferred Stock at the time outstanding, describing such notice and the nature of the claimed Covenant Breach.

11. RESTRICTIONS ON TRANSFER OF SECURITIES.

         11.1. RESTRICTIONS. The Series A Preferred Stock, and upon conversion of the Series A Preferred Stock, the Conversion Shares are transferable only pursuant to (i) a public offering registered under the Securities Act; (ii) Rule 144 of the Commission (or any similar rule then in effect) if such rule is available (although the Company has no current obligation to make Rule 144 available, the Company is subject to the covenants in Section 8.11); and (iii) subject to the conditions specified elsewhere in this Section 11, any other legally available means of transfer under applicable federal and state securities laws; provided, however, that in the case of (ii) and (iii), the Company first shall have received an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

         11.2. RESTRICTIONS OF BYLAWS. In addition to the restrictions set forth in Section 11.1 above, the Company's Bylaws, as amended, prohibits the sale, pledge, encumbrance, transfer or other disposition (collectively, a "TRANSFER") of the Series A Preferred Stock, and upon conversion of the Series A Preferred Stock, the Conversion Shares in any way, except under the terms of the Bylaws, as amended.

         11.3. LEGEND. Each certificate representing Series A Preferred Stock shall be endorsed with a legend substantially similar to the following:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  SALE, TRANSFER, HYPOTHECATION, ENCUMBRANCE, OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE BYLAWS OF THE CORPORATION, AS AMENDED. ALL PROVISIONS OF THE BYLAWS, AS AMENDED, INCORPORATED BY REFERENCE IN THIS CERTIFICATE. A COPY OF THE BYLAWS, AS AMENDED, MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

                  ADDITIONALLY, THE ARTICLES OF INCORPORATION, AS AMENDED, WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS AND A COPY OF WHICH THE CORPORATION WILL FURNISH ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST, DENY PRE-EMPTIVE RIGHTS OF SHAREHOLDERS AND THE RIGHT OF SHAREHOLDERS TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, AND SET FORTH THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF EACH CLASS OF STOCK THE CORPORATION IS AUTHORIZED TO ISSUE.

         Upon the conversion of the Series A Preferred Stock, unless the Company receives an opinion of counsel satisfactory to the Company to the effect that a transfer of the Conversion Shares may be made without registration or further restriction on transfer, or unless such Conversion Shares are being disposed of pursuant to a registration under the Securities Act, the same legend shall be endorsed on the certificate evidencing such Conversion Shares.

         11.4. REMOVAL OF LEGEND. Any legend endorsed on a certificate pursuant to Section 11.3 hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such securities may be made without registration. In addition, if the holder of such securities delivers to the Company an opinion of such counsel, reasonably satisfactory to the Company, to the effect that no subsequent transfer of such securities will require registration pursuant to Rule 144(k) under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in
         Section 11.3.

12. TERMINATION OF CERTAIN COVENANTS. The obligations of the Company under Sections 8 and 10 of this Agreement, notwithstanding any provisions hereof to the contrary, shall terminate and shall be of no further force or effect on the closing date of a Qualified Public Offering.

13. MISCELLANEOUS.

         13.1. WAIVERS, AMENDMENTS AND APPROVALS. In each case in which approval of the Investors is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of Investors owning sixty-six percent (66%) in interest of the then outstanding shares of Series A Preferred Stock, voting together as a single class, then owned by the Investors, unless a different percentage is specifically required pursuant to this Agreement. With the written consent of Investors owning sixty-six percent (66%) in interest of the then outstanding shares of Series A Preferred Stock, voting together as a single class, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and with the written approval of Investors owning sixty-six percent (66%) in interest of the then outstanding shares of Series A Preferred Stock, voting together as a single class, then owned by the Investors, the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Series A Preferred Stock; provided, however, that no such waiver or supplemental agreement shall (i) amend the terms of the shares of Series A Preferred Stock as set forth in the Statement of Resolution (any such amendment to the terms of the shares of Series A Preferred Stock shall require the vote of the holders of shares of Series A Preferred Stock called for by the Statement of Resolution), (ii) amend the provisions of this Agreement granting specific rights to the holders of the Series A Preferred Stock without the written consent of the holders of sixty-six percent (66%) of the Series A Preferred Stock,
         (iii) reduce the aforesaid proportions of shares the holders of which are required to consent to any waiver or supplemental agreement without the consent of all of the record holders of shares whose rights would be adversely affected by such reduction or (iv) cause the Series A Preferred Director to be removed from the Board without the written consent of Seneca. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Series A Preferred Stock who have not previously consented thereto in writing.

         13.2. ORAL CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 13.1.

         13.3. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, as follows:

                  13.3.1. to any Investor, to the address listed on SCHEDULE 1, with a copy (which shall not constitute notice to any Investor) to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY 10022-3852
                                    Attn:  Thomas T. Janover, Esq.
                                    Tel: (212) 715-9186
                                    Fax: (212) 715-8000

                  13.3.2. to the Company, to:

                                    Excalibur Holdings, Inc.
                                    18614 Resica Falls Lane
                                    Houston, TX 77094
                                    Attention:  Matthew C. Flemming
                                    Tel: (281) 646-7009
                                    Fax: (281) 599-7453

                           with a copy (which shall not constitute notice to the Company) to:

                                    Oppenheimer Wolff & Donnelly LLP
                                    840 Newport Center Drive, Suite 700
                                    Newport Beach, CA 92660
                                    Attn:  Marc A. Indeglia, Esq.
                                    Tel:  (949) 823-6000
                                    Fax:  (949) 823-6100

         and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         13.4. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. Except as specified in Section 12 herein, all representations, warranties, covenants and agreements contained herein or in any other agreement or schedule delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement or such other agreement or schedule, as the case may be, for a period of two (2) years.

         13.5. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

         13.6. OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. Subject to the dispute resolution provisions of Section 10.2, the parties may seek enforcement of the terms of this Agreement by suit in equity or action at law to protect the rights granted under this Agreement.

         13.7. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

         13.8. ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto, including without limitation the confidential information memorandum dated October 1, 2001 (the "INFORMATION MEMORANDUM") and the term sheet executed between the parties (the "TERM SHEET"). The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         13.9. SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         13.10. SUCCESSORS AND ASSIGNS.

                  13.10.1. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto, including the holder or holders from time to time of any of the Series A Preferred Stock, the Warrants, or the Conversion Shares; provided, however, that no holder of any of the Series A Preferred Stock, the Warrants, or the Conversion Shares shall be entitled to assign or transfer such securities to any party or entity (including existing and future customers of the Company) engaged in the same industry that the Company is so engaged in as of the date hereof. Such restriction on assignment and transfer shall terminate and shall be of no further force or effect on the closing date of a Qualified Public Offering (as defined in the Statement of Resolution). Whether a party or entity is engaged in the same industry as the Company will be reasonably determined by the Board. Nothing in this Section 13.10, however, shall prevent any transfer or assignment of the Series A Preferred Stock, the Warrants, or the Conversion Shares to any institutional investor. Notwithstanding the foregoing, a successor or assign of an Investor shall not be regarded as an "INVESTOR," unless such transferee is an Affiliate of the transferor or it acquires at least 50,000 shares of Series A Preferred Stock or the Common Stock equivalent (subject to appropriate adjustment for any stock dividends, stock splits, subdivisions, reorganizations and other capitalization changes effected after the Closing Date).

                  13.10.2. Any successor or assign of an Investor (other than an Affiliate of an Investor) that is regarded as an "Investor" pursuant to this Section 13.10 shall not be entitled to, on its own behalf, seek enforcement of the representations and warranties contained herein by suit in equity or action at law. Such successor or assign may, however, join any suit in equity or action at law brought by any party hereto to enforce the representations and warranties contained herein.

         13.11. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to its principles of conflicts of laws.

         13.12. COUNTERPARTS. This Agreement may be executed concurrently in two
         (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.13. PAYMENT OF FEES AND EXPENSES OF THE INVESTORS. Provided the Closing occurs, (a) the Company will promptly reimburse the Investors for reasonable legal expenses incurred by the firm of Kramer, Levin, Naftalis & Frankel LLP not to exceed $20,000, incurred in connection with the transactions contemplated by this Agreement, plus out-of-pocket expenses incurred; (b) the firm of Kramer Levin Naftalis & Frankel LLP will bill the Company at the address provided in Section
         13.3 of this Agreement; and (c) the Company will pay such invoices within ten (10) days after submission of such invoices. The Company will be solely responsible for its own legal costs incurred in performing its obligations in this transaction.

         13.14. RIGHTS OF INVESTORS INTER SE. Except as provided for in Section
         13.1 regarding actions under the Agreement requiring a vote or consent of sixty-six percent (66%) in interest of the outstanding shares of Series A Preferred Stock, each Investor shall have the absolute right to exercise or refrain from exercising any right or rights which such Investors may have by reason of this Agreement or any security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investors shall not incur any liability to any other or with respect to exercising or refraining from exercising any such right or rights.

         13.15. CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party or as otherwise required by law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone, any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Collateral Agreements, discussions or negotiations relating to this Agreement or the Collateral Agreements, the performance of its obligations hereunder or the ownership of the Series A Preferred Stock purchased hereunder or the Conversion Shares. The provisions of this Section 13.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

         13.16. AGGREGATION OF STOCK. All shares of Series A Preferred Stock or the Conversion Shares held or acquired by entities or persons controlled by, or under common control with, an Investor shall be aggregated together for purposes of determining the availability of rights under this Agreement.

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

COMPANY:                                    EXCALIBUR HOLDINGS, INC.


                                            ------------------------------------
                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

INVESTORS:



                                            SENECA CAPITAL, L.P.


                                            ------------------------------------
                                            By:
                                            Its:

                                            SENECA CAPITAL INTERNATIONAL, LTD.


                                            ------------------------------------
                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------






              (SIGNATURE PAGE TO SERIES A STOCK PURCHASE AGREEMENT)

                                LIST OF SCHEDULES

SCHEDULE 1        List of Investors and Investor Amounts

SCHEDULE 5.3      List of Subsidiaries

SCHEDULE 5.4      States in which the Company is Qualified to do Business

SCHEDULE 5.6      List of Shareholders, Option Holders and Other Securities
                  Owners

SCHEDULE 5.8      Financial Statements

SCHEDULE 5.9      Litigation

SCHEDULE 5.12     Outstanding Indebtedness

SCHEDULE 5.13     List of Assets and Contracts

SCHEDULE 5.15 List of Licenses, Permits and Approvals, etc.

SCHEDULE 5.18     Retirement Plans

SCHEDULE 5.20     Transactions with Affiliates

SCHEDULE 5.21     List of Brokers and Finders

SCHEDULE 5.22     Registration Rights

                                LIST OF EXHIBITS

EXHIBIT A         Form of Statement of Resolution Establishing a Series of
                  Shares

EXHIBIT B         Form of Non-Disclosure and Restrictions on Use Agreement

EXHIBIT C         Form of Opinion of Company Counsel

EXHIBIT D         Form of Registration Rights Agreement

EXHIBIT E         Form of Co-Sale Agreement

EXHIBIT F         Form of Warrant Certificate